EXHIBIT 24(b)(10)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports dated January 29, 2001, with respect to the consolidated financial statements of Keyport Life Insurance Company, and March 23, 2001, with respect to the financial statements of Keyport Life Insurance Company - KMA Variable Account, included in this Post-Effective Amendment No. 40 to the Registration Statement (Form N-4, No. 2-66388 and 811-2990).

Boston, Massachusetts	/s/Ernst & Young LLP
April 20, 2001